SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

CBOT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32650	36-4468986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd.

Chicago, Illinois 60604

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (312) 435-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On July 3, 2007, the Registrant issued a press release announcing that its board of directors and special committees had met to review a revised proposal from IntercontinentalExchange, Inc. (“ICE”) regarding a potential business combination. The board of directors and special committees reviewed the revised proposal with the assistance of their respective advisors and management. The special committees also reviewed the revised proposal with an independent technology consultant previously retained in connection with the review of ICE’s technology and trading and clearing platforms. The Registrant’s special committees concluded that the additional information provided by ICE in connection with its resubmitted proposal would not cause the special committees to change their prior determination that the ICE proposal could not reasonably be expected to lead to a “Superior Proposal” (within the meaning of the amended merger agreement with Chicago Mercantile Exchange Holdings Inc.). For similar reasons, the Registrant’s board of directors unanimously determined that the revised proposal from ICE was not a “Superior Proposal” and could not reasonably be expected to lead to a “Superior Proposal.” A copy of the press release and the July 3, 2007 letter from ICE to the Registrant and its special committees are filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and are hereby incorporated by reference herein.

In addition, on July 5, 2007, the Board of Trade of the City of Chicago, Inc. (the “CBOT”) posted a letter to its members on its intranet site regarding a proposed rule filing made by Chicago Board Options Exchange, Incorporated with the Securities and Exchange Commission on July 2, 2007. A copy of the letter is filed as Exhibit 99.3 to this Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated July 3, 2007

99.2	Letter from ICE dated July 3, 2007

99.3	Letter to CBOT members dated July 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBOT HOLDINGS, INC.

Date: July 5, 2007	By:	/s/ Bernard W. Dan
	Name:	Bernard W. Dan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title
99.1	Press Release, dated July 3, 2007

99.2	Letter from ICE dated July 3, 2007

99.3	Letter to CBOT members dated July 5, 2007